UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2016

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 6, 2016, Dataram Corporation (the “Company”) filed a certificate of amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for three (3) basis, effective on July 8, 2016 (the “Reverse Stock Split”).

The Reverse Stock Split will be effective with The NASDAQ Capital Market (“NASDAQ”) at the open of business on July 11, 2016. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split common stock has a new CUSIP number, 238108 401. The Company’s transfer agent, Equity Stock Transfer LLC, is acting as exchange agent for the Reverse Stock Split.

As a result of the Reverse Stock Split, every three shares of the Company’s pre-Reverse Stock Split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to a fractional share shall receive a cash payment in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on NASDAQ by (ii) the number of shares of our common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

As previously disclosed in the Company's Current Report on Form 8-K filed on December 8, 2015, on December 3, 2015 at the Company’s Annual Meeting of Stockholders, the holders of a majority of the outstanding shares of the Company’s voting capital approved an amendment to the Company’s Articles of Incorporation to effectuate a reverse split of the Company’s issued and outstanding common stock at a ratio of not less than 1 for 2 and not more than 1 for 10, at any time prior to December 3, 2016, with the exact ratio to be determined by the Board at its sole discretion. The Reverse Stock Split ratio of one (1) for three (3) was approved by the Company’s Board of Directors on June 30, 2016.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On July 8, 2016, the Company issued a press release announcing the Reverse Stock Split. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 3.1	Certificate of Amendment to Articles of Incorporation, dated July 6, 2016

Exhibit 99.1	Press Release dated July 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: July 8, 2016
David A. Moylan
(Signature)
David A. Moylan
Chief Executive Officer